Exhibit 99.2

KEY TESSERA PATENT INFRINGED ACROSS BROADCOM PRODUCT LINES

ITC Win is Tessera’s Third Major Favorable Decision Against Broadcom in Four Months

SAN JOSE, Calif. (July 5, 2017) – Tessera Technologies, Inc. and certain of its subsidiaries (collectively, “Tessera,” a subsidiary of Xperi Corporation (NASDAQ: XPER) (the “Company”)), confirmed more details today on its significant win against Broadcom Corporation (“Broadcom”) and certain of its customers in the U.S. International Trade Commission (“ITC”). Administrative Law Judge (“ALJ”) Sandra Dee Lord issued a notice of initial determination (“ID”) on June 30, 2017, and the Company’s counsel has now received the full ID and confirmed the broad scope of Tessera’s victory.

“We are very pleased with this result, which our counsel has confirmed is a complete victory on the ‘946 Patent,” said Jon Kirchner, the Company’s CEO, referring to U.S. Patent No. 6,849,946 (the “‘946 Patent”). “The ALJ found that the ‘946 Patent is infringed, valid, and has a domestic industry in the United States. This is a key patent on a fundamental manufacturing process technology that is not only very broadly infringed across all of Broadcom’s significant product lines, but, we believe, is used by many others in the semiconductor industry.”

The infringing Broadcom products are semiconductor chips that fall into one of seven technology nodes: 16nm, 20nm, 28nm, 45/40nm, 65/60/55nm, 90nm, and 130nm. The ‘946 Patent covers the largest number of Broadcom products of all three patents at issue in the ITC investigation.

This is the second time that the ‘946 Patent’s validity has been confirmed in the past four months – first by the Patent Trial and Appeals Board when it denied Broadcom’s petition for Inter Partes Review (“IPR”) in March, and now by the ITC. This patent is also at issue in the Company’s parallel lawsuits against Broadcom and Avago in Delaware federal district court, where the Company is seeking damages.

The ALJ also recommended that the ITC issue its standard remedies that would bar Broadcom and its customers Arista Networks, ARRIS/Pace, ASUSTeK/ASUS, Comcast Cable, HTC, NETGEAR, and Technicolor from importing, selling, and engaging in a variety of related domestic activity in connection with infringing imported products. The infringing products include a very wide array of Broadcom chips and the products that incorporate them, such as set-top boxes, routers, modems, gateways, cell phones and other mobile devices, as well as Ethernet switches and other chips designed for data centers, enterprises, and cloud computing servers. The case is now subject to review by the ITC Commissioners.

“We are also pleased by the ALJ’s ruling that the ‘136 Patent is infringed and valid,” Kirchner added, referring to U.S. Patent No. 6,133,136 (the “‘136 Patent”). “This is the second time this patented technology has been found to be infringed by Broadcom – first by a court in Germany and now by the ITC. And now the validity of the patent has also been confirmed. Although the ALJ found that the ‘136 lacked a domestic industry, that is a special requirement unique to the ITC that does not apply in federal district court or in Europe, where the Company has parallel cases against Broadcom.”

“Broadcom has now been found to infringe multiple patents in multiple jurisdictions – two of our U.S. patents and one of our E.U. patents. The ITC decision is our third major favorable decision against Broadcom in the past four months, along with the German infringement ruling and the IPR decision on the ‘946 Patent. We remain interested in negotiating a fair and reasonable license with Broadcom, but absent a satisfactory resolution, we will continue to defend our IP rights and enforce these decisions to the fullest extent of the law,” Kirchner concluded.

About Xperi Corporation’s Semiconductor and IP Licensing Business

Tessera and Invensas are subsidiaries of Xperi Corporation. Over the past 27 years, research and development at both Tessera and Invensas has led to significant innovations in semiconductor packaging technology, which has been widely licensed and is found in billions of electronic devices globally. Invensas develops next-generation semiconductor packaging and interconnect technologies for memory, mobile, computing and automotive applications. Through collaborative partnerships with world-class manufacturing companies and high-volume equipment and materials suppliers, Invensas licenses these technology solutions to original equipment manufacturers, original design manufacturers, integrated device manufacturers, fabless device suppliers, foundries and outsourced assembly and test providers, and supports the technology transfer at customer-designated sites. Additionally, Invensas’ low temperature wafer bonding technologies target the image sensor, DRAM, MEMS, RF and 2.5D logic markets.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the ITC proceedings, and the applicability of the U.S. Patent Nos. 6,849,946 or 6,133,136 to Broadcom or its customers. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company’s technologies; failure to realize the anticipated benefits of the Company’s recent acquisition of DTS, Inc., including as a result of integrating the business of DTS; pricing trends, including the Company’s ability to achieve economies of scale; the expected amount and timing of cost savings and operating synergies; and other developments in the markets in which the Company operates, as well as management’s response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company’s recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Xperi Corporation

PR Contact:

Jordan Miller, +1 818-436-1082

jordan.miller@xperi.com

Investor Relations Contact:

Geri Weinfeld, +1 818-436-1231

geri.weinfeld@xperi.com

SOURCE: XPERI CORPORATION

XPER-L